UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 20, 2024 (Date of earliest event reported)

NOVAGOLD RESOURCES INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-31913	N/A
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

201 South Main Street, Suite 400, Salt Lake City, Utah 84111
(Address of principal executive offices) (Zip Code)

(801) 639-0511
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NG	NYSE American Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b) Departure of Directors or Certain Officers

David Ottewell, Vice President and Chief Financial Officer of NOVAGOLD Resources Inc. (the “Company”), has announced his intention to retire effective July 15, 2024. Peter Adamek will be appointed Vice President and Chief Financial Officer of the Company upon Mr. Ottewell’s retirement.

Mr. Adamek, age 49, was previously employed at Hudbay Minerals (“Hudbay”) from 2010 until June 2024. Mr. Adamek served in progressively senior management roles at Hudbay, including CFO for the Arizona Business Unit, prior to being appointed Vice President, Finance of Hudbay in May 2019. Before joining Hudbay, Mr. Adamek worked as a research associate at RBC Capital Markets Global Mining division, and before that he worked in KPMG’s audit practice with a focus on global mining and manufacturing companies. Mr. Adamek holds a Bachelor of Applied Science in Electrical Engineering from the University of Toronto, is a Canadian Chartered Professional Accountant (CPA, CA) and holds CFA and P.Eng. designations.

Mr. Adamek is expected to enter into a standard form of executive employment agreement in connection with his appointment. His current employment package provides for an annual base salary of USD $400,000, a signing bonus of $175,000, and he will be entitled to participate in the Company’s Annual Incentive Plan and long-term incentive plans, specifically the 2004 Stock Award Plan, as amended, and the 2009 Performance Share Unit Award Plan, as amended. In addition, Mr. Adamek will be entitled to payment of certain separation payments and benefits upon a qualifying termination of his employment on the same basis as applicable to our other named executive officers and disclosed in Part III of the Company’s Annual Report on Form 10-K, filed with the SEC on January 24, 2024. The foregoing description of Mr. Adamek’s executive employment agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of Mr. Adamek’s executive employment agreement. A copy of Mr. Adamek’s executive employment agreement will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending August 31, 2024.

There are no family relationships between Mr. Adamek and any director or executive officer of the Company, and Mr. Adamek has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Adamek is expected to enter into the Company’s standard form of Director and Officer Indemnity Agreement.

Item 7.01 Regulation FD Disclosure

On June 20, 2024, the Company issued a press release announcing the anticipated retirement of Mr. Ottewell and the appointment of Mr. Adamek as the Company’s Vice President and Chief Financial Officer. The press release is attached hereto as Exhibit 99.1.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated June 20, 2024, issued by NOVAGOLD RESOURCES INC. relating to the anticipated retirement of Mr. Ottewell and the appointment of Mr. Adamek as the Company’s Vice President and Chief Financial Officer.
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2024	NOVAGOLD RESOURCES INC.

	By:	/s/ Gregory A. Lang
Gregory A. Lang
President and Chief Executive Officer